EXHIBIT 32.2

CERTIFICATION

In connection with the Annual Report of Maui Land & Pineapple Company, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 28, 2020 (the “Report”), I, Tim T. Esaki, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and 18 U.S.C. Section 1350, that to the best of my knowledge:

1.          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ TIM T. ESAKI
Tim T. Esaki Chief Financial Officer
February 28, 2020

This certification accompanies this Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.